UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of

the Securities Exchange Act of 1934

January 30, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2013, Local Corporation (the “Registrant”) and its wholly owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc. (“Subsidiaries”) entered into that certain Fourth Amendment to Loan and Security Agreement (the “Amendment”) with Square One Bank, which amends the Loan and Security Agreement by and between the Registrant, the Subsidiaries and Square One Bank dated August 3, 2011 (the “Agreement”). The Amendment modifies the definition of “Non-Formula Revolving Line” by increasing the amount from $3.0 million to $5.0 million for the period of January 30, 2013, to March 1, 2013, while removing for calendar quarters subsequent to the quarter ending March 31, 2013 the quarterly modification of the Non-Formula Revolving Line amount from $3.0 million to $5.0 million for a period of no more than thirty (30) days during each such quarterly period.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Fourth Amendment to Loan and Security Agreement dated August 17, 2012, by and among the Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: February 1, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Fourth Amendment to Loan and Security Agreement dated August 17, 2012, by and among the Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.